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                                                                     EXHIBIT 4.1


                             MANUGISTICS GROUP, INC.

                   5% Convertible Subordinated Notes due 2007

                               PURCHASE AGREEMENT


                                                                October 16, 2000



DEUTSCHE BANK SECURITIES INC.
As Representative of the
    Several Initial Purchasers
c/o  Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

        Manugistics Group, Inc. (the "Company"), a Delaware corporation, confirms its agreement with Deutsche Bank Securities Inc. ("DBSI") and each of the other Initial Purchasers named in Schedule I hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substitute as hereinafter provided), for whom DBSI is acting as representative (in such capacity, the "Representative") with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule I of $200,000,000 aggregate principal amount of the Company's 5% Convertible Subordinated Notes due 2007 (the "Firm Notes") and the grant by the Company to the Initial Purchasers of the option described below to purchase all or any part of an additional $50,000,000 aggregate principal amount of the Company's 5% Convertible Subordinated Notes due 2007 to cover over-allotments, if any (the "Option Notes"). The Firm Notes, together with the Option Notes, are collectively referred to herein as the "Notes." The Notes are to be issued pursuant to an indenture to be entered into as of October 20, 2000 (the "Indenture") between the Company and State Street Bank and Trust Company as trustee (the "Trustee"). The Notes will be registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter of representations, to be entered into as of the Closing Date (as defined below) (the "DTC Agreement") among the Company, the Trustee and DTC.

        The Notes will be convertible into shares of the Company's Common Stock, $.002 par value (the "Common Stock") in accordance with the terms of the Notes and the Indenture, at the initial conversion rate specified in Schedule II hereto.

        The holders of Notes will be entitled to the benefits of a Registration Rights Agreement, substantially in the form of Exhibit A with such changes as shall be agreed to by the parties


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hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the "Commission") registering resales of the Notes and the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares"), as referred to in the Registration Rights Agreement under the Securities Act of 1933, as amended (the "Securities Act").

        The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Notes are to be offered and sold through the Initial Purchasers without being registered under the Securities Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors that acquire Notes may only resell or otherwise transfer such Notes if such Notes are hereinafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the Securities Act (the "Securities Act Regulations") by the Commission and the exemption afforded by Regulation S under the Securities Act ("Regulation S")).

        The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated October 10, 2000 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Purchaser on the date hereof or the next succeeding day, copies of a final offering memorandum (the "Final Offering Memorandum") each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Notes. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and the documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Notes.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which is incorporated by reference in the Offering Memorandum.

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Initial Purchasers as of the date hereof and as of the Closing Date and as of the Option Closing Date (if any) (as defined below) as follows:

        (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum.



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Each of the subsidiaries of the Company as listed in Exhibit B hereto
(collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification and in which the failure to qualify would have a material adverse effect upon the financial condition, results of operations, business or prospects of the Company and the Subsidiaries taken as a whole ( a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit B hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and claims, at law or in equity; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

        (b) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder in the Company. Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into shares of Common Stock; the Conversion Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Conversion Shares when issued upon such conversion will be validly issued, full paid and non-assessable; no holder of Common Stock will be subject to personal liability by reason of being such a holder and the issuance of such Conversion Shares upon such conversion or purchases will not be subject to the preemptive or similar rights of any securityholder of the Company. No preemptive rights of stockholders exist with respect to the issue and sale of any of the Notes or Conversion Shares. Neither the offering nor sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration under the Securities Act of any shares of Common Stock.

        (c) The information set forth under the caption "Capitalization" in the Offering Memorandum is true and correct. The Notes, the Indenture, the Registration Rights Agreement and the Conversion Shares conform to the descriptions thereof contained in the Offering Memorandum. The forms of certificates for the Notes and Conversion Shares conform to the corporate law of the jurisdiction of the Company's incorporation.

        (d) The Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments and supplements thereto do not contain, and will not contain as of the date of such Offering Memorandum, any untrue statement of material fact, and do not omit, and will not omit as of the date of such Offering Memorandum, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Offering Memorandum, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative,



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specifically for use in the preparation thereof. The Offering Memorandum as delivered from time to time shall incorporate by reference the Company's most recent Annual Report on Form 10-K filed with the Commission and each Quarterly Report on Form 10-Q and each Current Report on Form 8-K filed by the Company with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Date (and, if any Option Notes are purchased, at the Option Closing Date), do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (e) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Offering Memorandum, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Offering Memorandum presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

        (f) Each of Deloitte & Touche LLP and KPMG LLP, who have certified certain of the financial statements included as part of, or incorporated by reference in, the Offering Memorandum, are independent public accountants as required by the Securities Act.

        (g) Except as set forth in the Offering Memorandum, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its Subsidiaries, might result in any material adverse change in the earnings, business, management, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby.

        (h) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Offering Memorandum) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Offering Memorandum) or which are not material in amount to the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Offering Memorandum.



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        (i)     The Company and the Subsidiaries have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

        (j) Since the respective dates as of which information is given in the Offering Memorandum, as it may be amended or supplemented, there has not been any material adverse change or any development known to the Company involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Change"), and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Offering Memorandum, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are set forth or incorporated by reference in the Offering Memorandum.

        (k) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Amended and Restated Certificate of Incorporation, as currently in effect (the "Charter"), or its Amended and Restated Bylaws, as currently in effect (the "By-Laws") (or in the case of an entity that is not a corporation, such entity's governing documents) or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the business, management, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole.

        (l) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary to be made by or on behalf of the Company in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be necessary to qualify the Notes under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

        (m) The Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses. Except as disclosed in the Offering Memorandum, the Company and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective business, except where the failure to own or possess such rights would not have a Material Adverse Effect, and the Company has no reasonable basis to believe that the conduct of their businesses will conflict with any such rights of others which would



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reasonably be expected to have a Material Adverse Effect, and other than as described in the Offering Memorandum, neither the Company nor any subsidiary has received any notice of any claim of conflict with any such rights of others which, if such assertion of conflict were sustained, would have a Material Adverse Effect.

        (n) Neither the Company, nor to the Company's best knowledge, any of its affiliates (as defined in Rule 144 under the Act), has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the manipulation or unlawful stabilization of the price of the shares of Common Stock to facilitate the sale or resale of the Notes or Conversion Shares. The Company acknowledges that the Initial Purchasers may engage in passive market making transactions in shares of the Common Stock on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act.

        (o) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended and the rules and regulations thereunder (the "1940 Act").

        (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (q) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

        (r) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (s) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of



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doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Offering Memorandum becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Offering Memorandum, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

        (t) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

        (u) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind to toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of the Subsidiaries (or, to the best knowledge of the Company, and other entity (including any predecessor) for whose acts or omissions the Company or any of the Subsidiaries is or may reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of the Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

        (v) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or
(iii) made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

        (w) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company.

        (x) Neither the Company nor any of the Subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System ( the "Federal Reserve Board"), and none of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be


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considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

        (y) The Company has full right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, and the Notes (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder.

        (z) This Agreement has been duly authorized, executed and delivered by the Company and when duly executed and delivered by each of the other parties hereto will constitute a valid and legally binding agreement of the Company, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (aa) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

        (bb) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (cc) The Notes have been duly authorized and at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Registration Rights Agreement.



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        (dd)    The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes and the consummation of the transactions contemplated by the Transaction Documents (i) (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (B) will not result in any violation of the provisions of the Charter By-laws, or equivalent constituent documents, of the Company or any of the Subsidiaries and (C) will not result in the violation of the provisions of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets except, in the case of clauses (i)(A) and (i)(C), for any such conflict, breach, violation, default, lien, charge or encumbrance that would not have a Material Adverse Effect; and (ii) no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

        (ee) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each an "Affiliate"), has directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes or the Conversion Shares to be registered under the Securities Act. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. Assuming the accuracy of Initial Purchasers' representations and warranties set forth in Section 2 and compliance with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale issuance and delivery of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act. None of the Company, any of its Affiliates or any person acting on its or their behalf has engaged or will engage in any "directed selling efforts" (as such term is defined in Regulation S), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.



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        (ff)    The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

2.      Purchase, Sale and Delivery of the Notes.

        (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Initial Purchasers and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company at the price set forth on Schedule II, the aggregate principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereof plus accrued interest if any, subject to adjustments in accordance with Section 8 hereof.

        (b) Payment for the Firm Notes to be sold hereunder is to be made in same day funds via wire transfer to the order of the Company for the Notes to be sold by it against delivery of certificates therefor to the Initial Purchasers. Such delivery is to be made at the offices of Wilmer, Cutler & Pickering, 520 Madison Avenue, New York, New York, at 9:00 a.m., New York City time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Upon delivery, the Notes shall be credited in such names and in such denominations as the Representative shall have requested in writing at least two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Notes available for inspection by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

        (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers, severally and not jointly, to purchase any or all of the Option Notes at the price set forth on Schedule II hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Initial Purchasers, to the Company setting forth the aggregate principal amount of Option Notes as to which the several Initial Purchasers are exercising the option, the names and date at which such Option Notes are to be delivered. The time and date at which certificates for Option Notes are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The aggregate principal amount of Option Notes to be purchased by each Initial Purchaser shall be in the same proportion to the total aggregate principal amount of Option Notes being purchased as the aggregate principal amount of Firm Notes being purchased by such Initial Purchaser bears to the total aggregate principal amount of Firm Notes. The option with respect to the Option Notes granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Notes by the Initial Purchasers. You, as Representative of the several Initial Purchasers, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Notes shall be made on the Option Closing Date in same day funds via wire transfer to the order of the Company for the Option Notes against delivery of Notes therefor.

        (d) Each Initial Purchaser represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "QIB") and an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

3. Covenants of the Company. The Company covenants and agrees with the several Initial Purchasers that:

        (a) The Company will cooperate with the Representative in endeavoring to qualify the Notes for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Notes.

        (b) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendment and supplements thereto as the Representative may reasonably request, including documents incorporated by reference therein, and of all amendments thereto, as the Representative may reasonably request.

        (c) The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (i) any filing made by the Company of information with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (ii) prior to the completion of the placement of the Notes by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, which (x) make any statement in the Offering Memorandum false or misleading or (y) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel to the

Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

        (d) The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

        (e) The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Notes.

        (f) The Company will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC, the Euroclear System and Clearstream Banking.

        (g) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Offering Memorandum under "Use of Proceeds."

        (h) For as long as the Notes are outstanding or a period of three years from the Closing Date, whichever is shorter, the Company will deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders generally or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Securities Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Securities Act, if any, which are not consolidated in the Company's financial statements.

        (i) No offering, sale, short sale, issuance or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of DBSI except for (i) options granted under the Company's stock option plans, (ii) shares of Common Stock issued upon exercise of such options or pursuant to the Company's Employee Stock Purchase Plan, (iii) issuance of the Conversion Shares and (iv) shares of Common Stock to be issued in connection with the acquisition of Talus Solutions, Inc. In addition, during the 90-day period, the Company may offer to issue (but may not issue) shares of Common Stock in connection with other then-proposed acquisitions.

        (j) The Company will use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to the PORTAL Market.

        (k) The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon conversion of the Notes.

        (l) The Company will use its best efforts to cause all shares of Common Stock issuable upon conversion of the Notes to be listed on The Nasdaq Stock Market's National Market, if required by the rules and regulations of the Nasdaq.

        (m) The Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

        (n) The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Initial Purchasers, pursuant to which each such person shall agree not to make or cause any offering, sale or other disposition, directly or indirectly, of any shares of Common Stock of the Company owned of record or beneficially by such person (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of the Prospectus, except with the prior written consent of DBSI (the "Lockup Agreements").

        (o) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

        (p) The Company will continue to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

        (q) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the manipulation or unlawful stabilization of the price of any securities of the Company.

        (r) The Company will not release any party to the Share Restrictions and Transfer Agreement entered into in connection with the acquisition of Talus Solutions, Inc. from its obligations thereunder for a period of 90 days after the date of the Agreement

4. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (a) accounting fees of the Company; (b) the fees and disbursements of counsel for the Company; (c) the cost of preparing, printing and delivering to, or as requested by, the Initial Purchasers copies of the Preliminary Offering Memorandum, the Final Offering Memorandum, this Agreement, the Indenture, the Registration Rights Agreement and any other documents that may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes;
(d) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(a) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey; (e) the fees and expense of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (f) any fees payable in connection with the rating of the Notes;
(g) any fees payable in connection with the initial and continued designation of the Notes as PORTAL securities under the PORTAL Market pursuant to NASD Rule 5322; and (h) the listing fee of The Nasdaq Stock Market relating to the Conversion Shares, if required by the rules and regulations of the Nasdaq. Any transfer taxes imposed on the sale of the Notes to the several Initial Purchasers will be paid by the Company. The Company, however, shall not be required to pay for any of the Initial Purchasers' expenses (other than those related to clause (d) above) except that, if this Agreement shall not be consummated because the conditions in Section 5 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Initial Purchaser, then the Company shall reimburse the several Initial Purchasers for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Initial Purchasers for damages on account of loss of anticipated profits from the sale by them of the Notes.

5. Conditions of Obligations of the Initial Purchasers. The several obligations of the Initial Purchasers to purchase the Firm Notes on the Closing Date and the Option Notes, if any, on the Option Closing Date are subject to the accuracy as of the date hereof and as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its respective covenants and obligations hereunder and to the following additional conditions:

        (a) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Dilworth Paxson LLP, counsel for the Company dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchasers (and stating that it may be relied upon by counsel to the Initial Purchasers) to the effect that:

                (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; each of the Domestic Subsidiaries (as hereinafter defined) has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; the Company and each of the Domestic Subsidiaries are duly qualified to transact business and are in good standing as foreign corporations in the respective jurisdictions set forth in Exhibit C to this agreement, except where the failure to qualify would have a Material Adverse Effect, and the outstanding shares of capital stock of each of the Domestic Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Domestic Subsidiary, and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Domestic Subsidiaries is owned free and clear of all liens, encumbrances and claims, at law or in equity, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Domestic Subsidiaries are outstanding. The term "Domestic Subsidiaries" shall mean the subsidiaries of the Company listed in Exhibit C to this Agreement.

                (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Offering Memorandum; the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable; the Notes have been duly authorized and issued by the Company; the capital stock of the Company, the Notes and the Indenture conform to the description thereof contained in the Offering Memorandum; the certificates for the Notes and Conversion Shares are in due and proper form; the Conversion Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement, the Notes and the Indenture; and are not subject to any preemptive or other similar rights arising by operation of law, under the Charter or By-Laws, under any resolution adopted by the board of directors of the Company or any committee thereof or, to the best of such counsel's knowledge, otherwise.

                (iii) Except as described in or contemplated by the Offering Memorandum, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. Except as described in the Offering Memorandum, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Notes or Conversion Shares or the right to have any Common Stock or other securities of the Company included in the shelf registration statement (the "Registration Statement") contemplated by the Registration Rights Agreement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

                (iv) The statements under the captions "Business -- Legal Proceedings," "Description of Capital Stock" and "Description of Notes" in the Offering Memorandum, insofar as such statements constitute a summary of documents referred to therein or matters of law, accurately summarize in all material respects the information required to be set forth thereunder under the Securities Act with respect to such documents and matters.

                (v) The statements in the Offering Memorandum under the heading "Certain United States Federal Income Tax Considerations" insofar as they purport to summarize matters of U.S. federal law, fairly summarize such matters in all material respects.

                (vi) The Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                (vii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Offering Memorandum.

                (viii) The execution and delivery of each of the Transaction Documents and the consummation of the transactions therein contemplated by the Company do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company, or any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

                (ix) The execution, delivery and performance by the Company of the Indenture and the Notes and the consummation of the transactions contemplated by the Indenture and the Notes will not conflict with or result in a breach or violation of any U.S. federal or New York law.

                (x) The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement will not conflict with or result in a breach or violation of U.S. federal or Delaware law.

                (xi) Each of this Agreement, the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

                (xii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary to have been made by the Company in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions herein contemplated by the Company (other than as may be required by State securities laws, Blue Sky laws, the National Association of Securities Dealers ("NASD"), the Private Offering, Resale and Trading through Automated Linkages System ("PORTAL"), and the United States Securities and Exchange Commission in connection with the filing of a registration statement on Form S-3 pursuant to the Registration Rights Agreement, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                (xiii) Assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                (xiv) Assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                (xv) Assuming due authorization, execution and delivery thereof by the Initial Purchasers, the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                (xvi) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Offering Memorandum, required to register as an investment company under the 1940 Act.

                (xvii) Assuming the accuracy of the representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement, no registration of the Notes under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Notes by the Company and the offer, initial resale and delivery of the securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum.

        In rendering such opinion, Dilworth Paxson LLP may rely as to matters governed by the laws of states or jurisdictions other than Delaware or Federal laws on local counsel in such jurisdictions provided that in each case Dilworth Paxson LLP shall state that they believe that they and the Initial Purchasers are justified in relying on such other counsel. With respect to the opinion set forth in subparagraph (ix) of Paragraph (a) of this Section 5, such counsel may assume that New York law is the same as Delaware law. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Offering Memorandum as of the date of the Final Offering Memorandum, Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, including the notes thereto, schedules or other financial or statistical information set forth or incorporated by reference therein). With respect to such statement, Dilworth Paxson LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

        (b) The Representative shall have received from Wilmer, Cutler & Pickering, counsel for the Initial Purchasers, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (vi), (viii), (xiii), (xiv), (xv) and
(xvii) of Paragraph (a) of this Section 5, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion, Wilmer, Cutler & Pickering may rely as to all matters governed other than by the laws of the State of New York and the State of Delaware or Federal laws on the opinion of counsel referred to in Paragraph (a) of this Section 5. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Offering Memorandum or any amendment thereto, as of the time it became effective, as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, including the notes thereto, schedules or other financial or statistical information therein). With respect to such statement, Wilmer, Cutler & Pickering may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

        (c) You shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, (i) a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and stating that in their opinion the financial statements and schedules examined by them and included in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial and statistical information contained in the Offering Memorandum; and (ii) a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG LLP confirming that they are independent public accountants within the meaning of the Securities Act and stating that in their opinion the financial statements and schedules of Talus Solutions, Inc. examined by them and included in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial and statistical information contained in the Offering Memorandum with respect to Talus Solutions, Inc.

        (d) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                (i) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                (ii) Since the respective dates as of which information is given in the Offering Memorandum, there has not been any material adverse change or any development known to him involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, operations, condition (financial or otherwise) or prospects of the

Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; and

                (iii) He has carefully examined the Offering Memorandum and, to such officer's knowledge, as of the effective date, the statements contained in the Offering Memorandum were true and correct in all material respects and such Offering Memorandum did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement to or an amendment of the Offering Memorandum which has not been so set forth in such supplement or amendment.

        (e) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested in writing.

        (f) The Conversion Shares have been approved as additional shares of Common Stock for listing upon notice of issuance on The Nasdaq Stock Market, if required by the rules and regulations of the Nasdaq.

        (g) The Lockup Agreements described in Section 3(n) are in full force and effect.

        (h) At the Closing Date, the Registration Rights Agreement in form and substance reasonably satisfactory to the Representative shall have been duly executed and delivered by the Company and (assuming due execution, delivery and performance by the Initial Purchasers) be in full force and effect.

        (i) At the Closing Date, the Notes shall have been designated for trading on PORTAL.

        (j) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the reasonable judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Notes as contemplated.

        (k) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, after oral notice to and consultation with (but not subject to the agreement of) the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

        (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body, foreign or domestic, which would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction, restraining order or order of any other nature by any federal, state or foreign court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Notes.

        (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Notes or any of the Company's other debt securities by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes or any of the Company's other debt securities.

        (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market, the over-the-counter market, shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (iii) trading in the Company's Common Stock on The Nasdaq Stock Market shall have been suspended or (iv) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (v) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (v), is, in the judgment of the Representative on behalf of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Notes on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Wilmer, Cutler & Pickering, counsel for the Initial Purchasers.

        If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Initial Purchasers hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

        In such event, the Company and the Initial Purchasers shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

6.      Subsequent Offers and Resales of the Notes.

        (a) Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

                (i) Offers and sales of the Notes shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or persons who are not U.S. persons (as defined in Rule 902(k) under the Securities
Act) in accordance with Regulation S.

                (ii) No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering or sale of the Notes.

                (iii) In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchasers, be a QIB.

                (iv) Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Notes from such Initial Purchaser or affiliate, as the case may be, in the United States that the Notes (A) have not been registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and
(C) may not be offered, sold or otherwise transferred except (1) to the Company,
(2) outside the United States to non-U.S. persons in accordance with Regulation S or (3) to U.S. persons in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a QIB that is purchasing such Notes for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

                (v) The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors; Transfer Restrictions," including the legend required thereby, shall apply to the Notes except as otherwise agreed by the Company and the Initial Purchasers.

        (b)     The Company covenants with the Initial Purchasers as follows:

                (i) The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof, by Rule 144A thereunder, by Regulation S thereunder or otherwise.

                (ii) The Company agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Notes remain outstanding, it will make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

                (iii) During the period beginning on the last date of original issuance of the Notes and ending on the date that is two years from such date, the Company will not, and will use all reasonable efforts not to permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (x) any Notes which constitute "restricted securities" under Rule 144 or (y) any securities into which the Notes have been converted which constitute "restricted securities" under Rule 144, that in either case have been reacquired by any of them, except pursuant to an effective registration statement under the Securities Act.

7.      Indemnification.

        (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Initial Purchaser or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, Final Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse each Initial Purchaser and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not such Initial Purchaser or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Preliminary Offering Memorandum, Final Offering Memorandum, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b) Each Initial Purchaser severally and not jointly will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, Final Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Preliminary Offering Memorandum, Final Offering Memorandum or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Initial Purchaser may otherwise have.

        (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 7(a) and by the Company in the case of parties indemnified pursuant to
Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

        (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts received by the Initial Purchasers, in each case as set forth in this Agreement and on the cover page of the Final Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the underwriting discounts applicable to the Notes purchased by such Initial Purchaser, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this Section 7(d) to contribute are several in proportion to their respective purchase obligations and not joint.

        (e) In any proceeding relating to the Preliminary Offering Memorandum, Offering Memorandum or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

        (f) Except as otherwise provided above in this Section 7, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred (or within 30 days of presentation). The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Initial Purchaser, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. Default By Initial Purchasers. If on the Closing Date or the Option Closing Date, as the case may be, any Initial Purchaser shall fail to purchase and pay for the portion of the Notes which such Initial Purchaser has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Initial Purchasers, shall use your reasonable best efforts to procure within 36 hours thereafter one or more of the other Initial Purchasers, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Notes or Option Notes, as the case may be, which the defaulting Initial Purchaser or Initial Purchasers failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Initial Purchasers, or any others, to purchase the Firm Notes or Option Notes, as the case may be, agreed to be purchased by the defaulting Initial Purchaser or Initial Purchasers, then (a) if the aggregate principal amount of Notes with respect to which such default shall occur does not exceed 10% of the Firm Notes or Option Notes, as the case may be, covered hereby, the other Initial Purchasers shall be obligated, severally, in proportion to the respective principal amount of Firm Notes or Option Notes, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Notes or Option Notes, as the case may be, which such defaulting Initial Purchaser or Initial Purchasers failed to purchase, or
(b) if the aggregate principal amount of Firm Notes or Option Notes, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Notes or Option Notes, as the case may be, covered hereby, the Company or you as the Representative of the Initial Purchasers will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Initial Purchasers or of the Company except to the extent provided in Section 7 hereof. In the event of a default by any Initial Purchaser or Initial Purchasers, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. The term "Initial Purchaser" includes any person substituted for a defaulting Initial Purchaser. Any action taken under this Section 8 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

9.      Notices.

        All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

        if to the Underwriters, to:

               Deutsche Bank Securities Inc.
               1 South Street
               Baltimore, Maryland 21202

               Attention: General Counsel

        with a copy to:

               Wilmer, Cutler & Pickering
               2445 M Street, NW
               Washington, DC  20037

               Attention: John B. Watkins

        if to the Company to:

               Manugistics Group, Inc.
               2115 East Jefferson Street
               Rockville, Maryland 20852

               Attention: Timothy T. Smith, Esq.

               with a copy to:

               Dilworth Paxon LLP
               3200 The Mellon Bank Center
               1735 Market Street
               Philadelphia, PA 19103

               Attention:  Joseph H. Jacovini, Esq.

10. Termination. This Agreement may be terminated by you in your absolute discretion by notice to the Company as follows:

        (a) at any time prior to the Closing Date if any of the events described in Section 5(k), (l), (m), (n) or (o) shall have occurred and be continuing; or

        (b)     as provided in Sections 4 and 7 of this Agreement.

11. Successors. This Agreement has been and is made solely for the benefit of the Initial Purchasers and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Initial Purchaser shall be deemed a successor or assign merely because of such purchase.

12. Information Provided by Initial Purchasers. The Company and the Initial Purchasers acknowledge and agree that the only information furnished or to be furnished by any Initial Purchaser to the Company for inclusion in any Offering Memorandum consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Initial Purchasers), and the information under the caption "Plan of Distribution" in the Offering Memorandum.

13. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Initial Purchaser or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of, and payment for, the Notes under this Agreement.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Initial Purchasers in accordance with its terms.

                                            Very truly yours,

                                            MANUGISTICS GROUP, INC.


                                            By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several
Initial Purchasers listed on Schedule I

By:  Deutsche Bank Securities Inc.


By:
        --------------------------
        Authorized Officer

                                   SCHEDULE I


                                            Principal Amount              Principal Amount
Initial Purchasers                            of Firm Notes                of Option Notes
------------------                            -------------                ---------------
Deutsche Bank Securities Inc.                 $ 140,000,000                  $35,000,000

Banc of America Securities LLC                $  60,000,000                  $15,000,000

Total                                         $ 200,000,000                  $50,000,000

                                   SCHEDULE II

                             MANUGISTICS GROUP, INC.
                                  $200,000,000
                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2007


        1. The Notes shall bear interest at a rate of 5% per annum.

        2. The Notes shall be convertible into shares of common stock, par value $0.002 per share, of the Company (the "Common Stock") at an initial rate of
11.3475 shares of Common Stock per $1,000 principal amount of Notes.

        3. The purchase price to be paid by the Initial Purchasers for the Notes shall be $194,000,000, being an amount equal to 97% of the aggregate principal amount of Notes purchased by the Initial Purchasers.

        4. The redemption prices to be supplied on page 64 of the Offering Memorandum (and correspondingly in the Indenture) shall be:

               November 7, 2003 through October 31, 2004........................103.0%
               November 1, 2004 through October 31, 2005........................102.0%
               November 1, 2003 through October 31, 2006........................101.0%